SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                FILM ROMAN, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   95-4585357
                      (I.R.S. Employer Identification No.)

                       12020 CHANDLER BOULEVARD, SUITE 200
                        NORTH HOLLYWOOD, CALIFORNIA 91607
                    (Address of Principal Executive Offices)

                                STOCK OPTION PLAN
                            (Full Title of the Plan)

                                WILLIAM A. SHPALL
                             CHIEF OPERATING OFFICER
                                FILM ROMAN, INC.
                       12020 CHANDLER BOULEVARD, SUITE 200
                        NORTH HOLLYWOOD, CALIFORNIA         91607
                (Name and Address of Agent for Service)   (Zip Code)

                                 (818) 761-2544
          (Telephone Number, Including Area Code, of Agent for Service)


                                   Copies to:
                          LINDA GIUNTA MICHAELSON, ESQ.
                    TROOP STEUBER PASICH REDDICK & TOBEY, LLP
                       2029 CENTURY PARK EAST, 24TH FLOOR
                       LOS ANGELES, CALIFORNIA 90067-3010
                                 (310) 728-3000

                         CALCULATION OF REGISTRATION FEE
===========================================================================================================
                                                 Proposed Maximum     Proposed Maximum
Title of Securities to be     Amount to be      Offering Price Per   Aggregate Offering        Amount of
    Registered                 Registered            Share(1)             Price(1)         Registration Fee
-----------------------------------------------------------------------------------------------------------
Common Stock                 350,000 Shares(2)      $1.25                $437,500                $121.63
===========================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock of Film Roman, Inc. (the "Registrant") as reported on the NASDAQ National Market System on
October 22, 1999.

(2) 1,227,695 Shares of Common Stock under the same plan were previously registered on a Form S-8, file number 33- 19387, for which the appropriate fee was paid. An additional 522,305 Shares of Common Stock under the same plan were previously registered on a Form S-8, file number 333-80779, for which the appropriate fee was paid.

This Registration Statement on Form S-8 is for the registration of an additional 350,000 shares of Common Stock for which the Form S-8 registration statement, file number 33-19387, was filed on January 8, 1997 relating to the Stock Option Plan.
    The Form S-8, file number 33-19387, is hereby incorporated by reference.

                                     PART I


                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated herein by reference:

         (a) The description of the Common Stock of Film Roman, Inc. (the "Company") contained in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, on May 17, 1996 (Registration No. 33-03987), as amended by Amendment No. 1 filed with the Commission on July 12, 1996, as amended by Amendment No. 2 filed with the Commission on September 10, 1996, as amended by Amendment No. 3 filed with the Commission on September 30, 1996 and a prospectus filed with the Commission on October 2, 1996.

         (b) The Registrant's Registration Statement on Form S-8, file number 33-19387.

         (c) The Registrant's Registration Statement on Form S-8, file number 333-80779.

         (d) All documents and reports filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         See Item 3(a), above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         See Registrant's Registration Statement on Form S-8, file number 33-19387.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1   Stock Option Plan (the "Plan") (previously filed as Exhibit
               10.7 to the Company's Registration Statement on Form S-1 (Registration No. 33-03987).

         5.1 Opinion of Troop Steuber Pasich Reddick & Tobey, LLP as to the legality of the securities being registered.

         23.1  Consent of Ernst and Young LLP.

         23.2  Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in
               Exhibit 5.1).

         24.1  Power of Attorney (included on page 5).

ITEM 9.  UNDERTAKINGS.

         See Registrant's Registration Statement on Form S-8, file number 33-19387.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 28th day of October, 1999.

                                     FILM ROMAN, INC.  (Registrant)

                                     By: /s/ William A. Shpall
                                         -------------------------------------
                                         William A. Shpall,
                                         Chief Operating Officer

                                POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints William Shpall and Jon F. Vein, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


    SIGNATURE                     Title                            Date
    ---------                     -----                            ----

/s/ William Shpall
-----------------------  Chief Operating Officer              October 28, 1999
WILLIAM SHPALL           (Principal Executive Officer)

/s/ Gregory Arsenault
-----------------------  Senior Vice President                October 28, 1999
GREGORY ARSENAULT        Finance and Administration
                         (Principal Accounting and
                         Financial Officer)

/s/ Robert Cresci        Director                             October 28, 1999
-----------------------
ROBERT CRESCI

/s/ Peter Mainstain      Director                             October 26, 1999
-----------------------
PETER MAINSTAIN

/s/ Dixon Q. Dern        Director                             October 26, 1999
-----------------------
DIXON Q. DERN

/s/ Daniel Villanueva    Director                             October 26, 1999
-----------------------
DANIEL VILLANUEVA

                                  EXHIBIT INDEX


EXHIBIT NO.                    EXHIBIT DESCRIPTION
----------                     -------------------
   4.1 Stock Option Plan (the "Plan") (previously filed as Exhibit 10.7 to the Company's Registration Statement on Form S-1 (Registration No. 33-03987).

   5.1 Opinion of Troop Steuber Pasich Reddick & Tobey, LLP as to the legality of the securities being registered.

   23.1   Consent of Ernst and Young LLP.

   23.2   Consent of Troop Steuber Pasich Reddick & Tobey, LLP (included in
          Exhibit 5.1).

   24.1   Power of Attorney (included on page 5).